UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2010

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Items.

On October 19, 2010, Eagle Rock Energy Partners, L.P. (the “Partnership”) issued a press release announcing that (i) the recently installed Phoenix processing plant in the Texas Panhandle had begun commercial operations, (ii) the Partnership had completed the previously announced acquisition of certain natural gas gathering systems and related facilities located primarily in the Texas Panhandle from Centerpoint Energy Field Services, Inc. and (iii) the borrowing base under its senior secured credit facility had been increased to $140 million, from its previous level of $130 million, by its commercial lenders as part of the Partnership’s regularly scheduled semi-annual borrowing base redetermination. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                       Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of the Partnership dated October 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: October 19, 2010	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Partnership dated October 19, 2010